Exhibit 99.1

Inphi Corporation Announces Fourth Quarter and Full Year 2014 Results

Reports Record Q4 Non-GAAP Revenue of $58.6 million; 19.6% Operating Margin

SANTA CLARA, Calif., Feb. 9, 2015 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog, mixed-signal semiconductor solutions for the communications and computing markets, today announced results for its fourth quarter and full year ended Dec. 31, 2014.

Marking a quarterly revenue record for Inphi, revenue in the fourth quarter of 2014 was $54.8 million, up 51% from $36.3 million reported for the third quarter of 2014. Revenue was up 88% year over year, compared with $29.1 million in the fourth quarter of 2013.

Gross margin under U.S. generally accepted accounting principles (GAAP) in the fourth quarter of 2014 was 36.7%, compared with 65.3% in the fourth quarter of 2013. The decline in gross margin was due to the amortization of inventory fair value step-up related to the acquired Cortina inventories, sold during the fourth quarter of 2014 and amortization of the acquired intangibles.

GAAP net loss for the fourth quarter of 2014 was $17.7 million, or ($0.48) per diluted common share, compared with a GAAP net loss of $1.3 million, or ($0.04) per diluted common share, in the fourth quarter of 2013.

Inphi reports revenue, gross margin, operating margin, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis in the fourth quarter of 2014 was 67.6%, compared with 66.3% in the fourth quarter of 2013.

Non-GAAP net income in the fourth quarter of 2014 was $11.7 million, or $0.30 per diluted share. This compared with non-GAAP net income of $2.4 million, or $0.08 per diluted share, in the fourth quarter of 2013.

“With high organic year-over-year growth in communications revenues and a successful close of the Cortina acquisition, we are proud to report strong financial results in Q4 and for the full year," said Ford Tamer, President and CEO, Inphi.  "Our non-GAAP operating margin in Q4 was nearly 20%, a record for Inphi.  The successful close of the Cortina Systems acquisition further strengthened our communication business, which now accounts for approximately 75% of our total revenue.  This acquisition, a quick move to scale, puts us in an even stronger position to capitalize on the rapid growth in the communications markets we anticipate in the years ahead.”

Full Year 2014 Results

For the year ended Dec. 31, 2014, revenue was $156.1 million, compared with $102.7 million in 2013. GAAP net loss for 2014 was $22.9 million, or ($0.70) per diluted share, on approximately 32.7 million diluted weighted average common shares outstanding. This compared with GAAP net loss of $13.2 million, or ($0.45) per diluted share, on approximately 29.5 million diluted weighted average common shares outstanding in 2013.

Non-GAAP net income for the year ended December 31, 2014 was $21.4 million, or approximately $0.62 per diluted share. This compared with non-GAAP net income of $3.9 million, or $0.12 per diluted share, for the year ended December 31, 2013.

Business Outlook

The following statements are based on our current expectations for the first quarter of 2015. These statements are forward looking and actual results may differ materially.

●	Revenues are expected to be flat to up 2% sequentially for Q1 2015, resulting in a range of $58.6 million to $59.8 million.
●	Non-GAAP gross margin is expected to be approximately 66.0% - 66.6%.
●	Stock-based compensation expense is expected to be in the range of $6.5 million to $6.7 million.
●	GAAP results are expected to be a net loss in a range between $4.8 million to $5.7 million, or ($0.13) – ($0.15) per share, on approximately 38.4 million basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, is expected to be in the range of $8.4 million to $9.4 million, or $0.21 - $0.23 per diluted share, on 40.4 million estimated fully diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5 p.m. Eastern Time/2 p.m. Pacific Time today with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss fourth quarter and full year 2014 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant passcode: 63081474. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter of 2014 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the first quarter of 2015, including our revenue, gross margin, operating margin, stock-based compensation expense, operating performance, net income, earnings per share; expectations of our growth; success of the Cortina integration; expectations of economic trends and macroeconomic conditions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$54,753	$29,130	$156,142	$102,664
Cost of revenue	34,652	10,114	71,014	37,095
Gross margin	20,101	19,016	85,128	65,569
Operating expenses:
Research and development	25,600	13,127	70,863	50,516
Sales and marketing	6,863	3,970	20,003	15,741
General and administrative	5,321	2,838	16,291	11,614
Total operating expenses	37,784	19,935	107,157	77,871
Loss from operations	(17,683)	(919)	(22,029)	(12,302)
Other income (expense)	(82)	240	495	876
Loss before income taxes	(17,765)	(679)	(21,534)	(11,426)
Provision (benefit) for income taxes	(61)	594	1,388	1,752
Net loss	$(17,704)	$(1,273)	$(22,922)	$(13,178)

Earnings per share:
Basic	$(0.48)	$(0.04)	$(0.70)	$(0.45)
Diluted	$(0.48)	$(0.04)	$(0.70)	$(0.45)

Weighted-average shares used in computing earnings per share:
Basic	37,041,402	30,167,748	32,707,868	29,493,005
Diluted	37,041,402	30,167,748	32,707,868	29,493,005

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$397	$296	$1,260	$1,086
Research and development	3,778	1,911	12,420	8,586
Sales and marketing	1,039	735	4,079	3,204
General and administrative	1,280	1,036	4,701	4,102

	$6,494	$3,978	$22,460	$16,978

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$30,366	$31,667
Short-term investments in marketable securities	38,908	90,890
Accounts receivable, net	37,264	13,073
Inventories	26,124	6,767
Other current assets	7,026	3,700
Total current assets	139,688	146,097

Property and equipment, net	35,498	22,460
Goodwill	8,711	5,875
Intangibles	81,385	-
Deferred tax charge and other assets	12,530	7,910
Total assets	$277,812	$182,342

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$7,884	$7,280
Accrued expenses and other current liabilities	16,912	8,118
Deferred revenue	7,110	1,686

Total current liabilities	31,906	17,084

Other liabilities	7,046	5,865
Total liabilities	38,952	22,949

Stockholders’ equity:
Common Stock	37	30
Additional paid-in capital	327,475	225,007
Accumulated deficit	(89,504)	(66,582)
Accumulated other comprehensive income	852	938
Total stockholders’ equity	238,860	159,393

Total liabilities and stockholders’ equity	$277,812	$182,342

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FIRST QUARTER 2015 GUIDANCE

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, abandoned office space costs, prototype mask sets written off, legal, other expenses and purchase price fair value adjustments related to Cortina acquisition and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013

GAAP revenue to Non-GAAP revenue
GAAP revenue	$54,753		$29,130		$156,142		$102,664
Cortina revenue lost due to purchase accounting	3,865	(a)	-		3,865	(a)	-

Non-GAAP revenue	$58,618		$29,130		$160,007		$102,664

GAAP loss from operations to Non-GAAP income from operations
GAAP loss from operations	$(17,683)		$(919)		$(22,029)		$(12,302)
Adjusting items to GAAP loss from operations:
Operating expenses related to stock-based compensation expense	6,494	(b)	3,978	(b)	22,460	(b)	16,978	(b)
Acquisition related expenses	1,116	(c)	-		2,207	(c)	-
Abandoned office costs	-		-		-		146	(d)
Adjustments related to purchase price step-up	15,608	(e)	-		15,608	(e)	-
Cortina revenue lost due to purchase accounting	3,865	(a)	-		3,865	(a)	-
Write-off of prototype mask sets	2,075	(f)	-		2,075	(f)	-

Non-GAAP income from operations	$11,475		$3,059		$24,186		$4,822

Non-GAAP income from operations as a % of Non-GAAP revenue	19.6%		10.5%		15.1%		4.7%

GAAP net loss to Non-GAAP net income
GAAP net loss	$(17,704)		$(1,273)		$(22,922)		$(13,178)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	6,494	(b)	3,978	(b)	22,460	(b)	16,978	(b)
Acquisition related expenses	1,116	(c)	-		2,207	(c)	-
Abandoned office costs	-		-		-		146	(d)
Adjustments related to purchase price step-up	15,608	(e)	-		15,608	(e)	-
Cortina revenue lost due to purchase accounting	3,865	(a)	-		3,865	(a)	-
Write-off of prototype mask sets	2,075	(f)	-		2,075	(f)	-
Valuation allowance, delta in interim period tax allocation and tax effect of the adjustments above from GAAP to non-GAAP	284	(g)	(293)	(g)	(1,877)	(g)	(45)	(g)

Non-GAAP net income	$11,738		$2,412		$21,416		$3,901

Shares used in computing non-GAAP basic earnings per share	37,041,402		30,167,748		32,707,868		29,493,005

Shares used in computing non-GAAP diluted earnings per share	39,007,027		31,978,798		34,720,857		31,291,561

Non-GAAP earnings per share:
Basic	$0.32		$0.08		$0.65		$0.13
Diluted	$0.30		$0.08		$0.62		$0.12

GAAP gross margin to Non-GAAP gross margin
GAAP gross margin as a % of revenue	36.7%		65.3%		54.5%		63.9%
Stock-based compensation:
Cost of revenue	0.7%		1.0%		0.8%		1.0%
Amortization of inventory fair value step-up and Cortina revenue lost due to purchase accounting	30.2%		-		10.7%		-
Non-GAAP gross margin as a % of revenue	67.6%		66.3%		66.0%		64.9%

(a)	Reflects the Cortina revenue lost due to purchase accounting. The Company includes this item when it evaluates the continuing operational performance of the Company.

(b)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the legal, transition costs and other expenses related to Cortina acquisition. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the cost of abandoned office space. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the purchase price fair value adjustments related to Cortina acquisition which includes the fair value amortization of intangibles, cost of goods sold fair value amortization of inventory step-up related to Cortina and cost of goods sold from distributors sales to end customers related to inventories they held as of acquisition date. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the cost of prototype mask sets written off. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. Starting 2014, the Company, prospectively changed its method of calculating income taxes on a non-GAAP basis related to considering $213,000 – the quarterly amortization of a deferred tax charge on an ARB 51-related intercompany transfer of assets. The deferred tax charge relates to intercompany transfer of intellectual property in 2010 for which taxes were already paid. The Company decided to exclude the amortization from the calculation prospectively as it is strictly non-cash accounting amortization that will never convert into cash tax expense. The change is only made prospectively, therefore, a similar amount remains included in the comparable Q4 2013 non-GAAP tax expense. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FIRST QUARTER 2015 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending March 31, 2015
	High	Low
Estimated GAAP net loss	$(4,800)	$(5,700)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	6,700	6,500
Amortization of inventory fair value step-up	7,500	7,500
Acquisition and transition expenses	400	400
Amortization of intangibles	3,200	3,200
Tax effect of GAAP to non-GAAP adjustments	(3,600)	(3,500)
Estimated non-GAAP net income	$9,400	$8,400

Shares used in computing estimated non-GAAP diluted earnings per share	40,350,000	40,350,000

Estimated non-GAAP diluted earnings per share	$0.23	$0.21